UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No )

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

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☒ Soliciting Material Pursuant to §240.14a-12

EVCI Career Colleges Holding Corp.
(Name of Registrant as Specified In Its Charter)

 _______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 23, 2007

Dear Stockholder:

You have previously received proxy material in connection with the Annual Meeting of Stockholders to be held on July 31, 2007. According to our latest records, your proxy vote for this meeting has not yet been received.

We are asking stockholders to vote on a number of proposals that are very important to the future of EVCI. Among other things, stockholder approval of Proposal 3 would avoid EVCI being in default under the ComVest notes. Approval of Proposals 2 and 4 could assist EVCI in remaining listed on the Nasdaq Capital Market.

Proposals 3 and 4 involve increasing our authorized common stock and a reverse stock split, both of which require a favorable vote of at least a majority of the shares outstanding. This means that your vote is very important regardless of how many or how few shares you own. A failure to vote will have the same effect as voting AGAINST these proposals.

The Board of Directors of EVCI recommends that you vote FOR all proposals.

Your vote is important to us and we strongly encourage you to vote your shares today. Please sign, date and mail the enclosed proxy card in the postage-prepaid return envelope provided.

Your Participation is Important — Please Vote Today!

If you have any questions relating to the EVCI Meeting or voting your shares, you may call our proxy solicitor toll-free at 800-314-9816 between the hours of 9:00 a.m. and 10:00 p.m., Eastern time, Monday through Friday. You may also contact this number to request additional proxy material.

Thank you in advance for your support,

Very truly yours,

/s/ John J. McGrath
John J. McGrath, Ph.D. Chief Executive Officer and President

If you have recently mailed your proxy,
please accept our thanks and disregard this request.

1 Van Der Donck Street, 2nd Floor, Yonkers, NY 10701 TEL (914) 623-0700 FAX (914) 964-8222 www.evcinc.com

July 23, 2007

Dear Stockholder:

You have previously received proxy material in connection with the Annual Meeting of Stockholders to be held on July 31, 2007. According to our latest records, your proxy vote for this meeting has not yet been received.

We are asking stockholders to vote on a number of proposals that are very important to the future of EVCI. Among other things, stockholder approval of Proposal 3 would avoid EVCI being in default under the ComVest notes. Approval of Proposals 2 and 4 assist EVCI in remaining listed on the Nasdaq Capital Market.

Proposals 3 and 4 involve increasing our authorized common stock and a reverse stock split, both of which require a favorable vote of at least a majority of the shares outstanding. This means that your vote is very important regardless of how many or how few shares you own. A failure to vote will have the same effect as voting AGAINST these proposals.

The Board of Directors of EVCI recommends that you vote FOR all proposals.

Your vote is important to us and we strongly encourage you to vote your shares today. Voting is easy. You may use any one of the options below to ensure that your vote is promptly recorded in time for the Meeting:

1.	Vote by Touchtone Phone: You may cast your vote by calling the toll-free number on the enclosed proxy card. Use the control number located on your proxy card to cast your vote.

2.	Vote via the Internet: You may cast your vote by logging onto the internet address on your proxy card and following the instructions on the website.

3.	Vote by Mail: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

Your Participation is Important — Please Vote Today!

If you have any questions relating to the EVCI Meeting or voting your shares, you may call our proxy solicitor toll-free at 800-314-9816 between the hours of 9:00 a.m. and 10:00 p.m., Eastern time, Monday through Friday. You may also contact this number to request additional proxy material.

Thank you in advance for your support,

Very truly yours,

/s/John J. McGrath
John J. McGrath, Ph.D. Chief Executive Officer and President

If you have recently mailed your proxy,
please accept our thanks and disregard this request.

1 Van Der Donck Street, 2nd Floor, Yonkers, NY 10701 TEL (914) 623-0700 FAX (914) 964-8222 www.evcinc.com